Exhibit 3.6


DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1                     Entity #
Carson City, Nevada 89701-4299                       C4322-1981
(775) 684 5708                                       Document Number:
Website: secretary of state. Biz                     20050638205-01
                                                     Date Filed:
                                                     12/27/2005  9:0007AM
                                                     In the office of

                                                     /s/ DEAN HELLER
                                                     Dean Heller
                                                     Secretary of State





                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390)




 Important: Read attached instructions before completing form.

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

        Certificate of Amendment to Articles of Incorporation For Nevada
                               Profit Corporations

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)



 1. Name of corporation: PROCARE AMERICA, INC.
_______________________________________________________________________________

 2. The articles have been amended as follows (provide article numbers, if available):

 The name of the corporation shall be Indigo-Energy, Inc., (Article 1)
_______________________________________________________________________________

 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Vote of the board.

 4. Effective date of filing (optional):
                                          (must not be later than 90 days after
                                            the certificate is filed)

 5. Officer Signature (required):    /s/ DAVID ALBANIESE
                                     -------------------------------------------

 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


 This form must be accompanied by appropriate fees.   Nevada Secretary of State
 See attached fee schedule.                           AM 78.385 Amend 2003
                                                      Revised on: 11/03/03


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DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1                     Entity #
Carson City, Nevada 89701-4299                       C4322-1981
(775) 684 5708                                       Document Number:
Website: secretary of state. Biz                     20060016504-64
                                                     Date Filed:
                                                     1/11/2006  3:00:47 PM
                                                     In the office of

                                                     /s/ DEAN HELLER
                                                     ---------------
                                                     Dean Heller
                                                     Secretary of State


                            Certificate of Correction
      (PURSUANT TO NRS 78J8A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                            Certificate of Correction
     (Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)


1. The name of the entity for which correction is being made:

         INDIGO-ENERGY, INC.

2. Description of the original document for which correction is being made:

         ARTICLES OF AMENDMENT  Document Number 20050638205-01

3. Filing date of the original document for which correction is being made:

         12/27/2005

4. Description of the inaccuracy or defect.

     The original filing stated in section 3 that the board of directors approved the amendment to the articles and the original filing failed to state an effective date.

5. Correction of the inaccuracy or defect.

     The consent of the holders of 53,100,000 shares representing 51% of the outstanding shares approved the Amendment.

     The effective date of the amendment is January 13, 2006 being the next business day after the filing of this Certificate of Amendment.

6.       Signature

/s/ CURTIS FLEMING                          President          January 11, 2006
---------------------------
Authorized Signature                        Title              Date

 *lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

 IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

 This form must be accompanied
  by appropriate fees.                                 Nevada secretary of state
                                                       AM correction 2003
                                                       Revised on  10/03/05


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